================================================================================

                                US$2,250,000,000

                            364-DAY CREDIT AGREEMENT

                                   dated as of

                                  June 30, 2004


                                      among


                         AUTOMATIC DATA PROCESSING, INC.

                           The Borrowing Subsidiaries
                               referred to herein

                            The LENDERS Party Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                       and

                              BANK OF AMERICA, N.A.
                                Barclays Bank PLC
                                   BNP Paribas
                                 CITIBANK, N.A.
                        DEUTSCHE BANK SECURITIES INC. and
                         WACHOVIA NATIONAL ASSOCIATION,
                            as Co-Syndication Agents

                            _________________________

                    J.P. MORGAN SECURITIES INC., and BANC OF
                             AMERICA SECURITIES LLC,
                   as Co-Lead Arrangers and Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms.................................................1
SECTION 1.02.  Classification of Loans and Borrowings.......................14
SECTION 1.03.  Terms Generally..............................................14
SECTION 1.04.  Accounting Terms; GAAP.......................................15

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments..................................................15
SECTION 2.02.  Loans and Borrowings.........................................15
SECTION 2.03.  Requests for Revolving Borrowings............................16
SECTION 2.04.  [Intentionally Omitted]......................................17
SECTION 2.05.  Competitive Bid Procedure....................................17
SECTION 2.06.  [Intentionally Omitted]......................................19
SECTION 2.07.  Funding of Borrowings........................................19
SECTION 2.08.  Repayment of Borrowings; Evidence of Debt; Extension
                 of Maturity Date...........................................20
SECTION 2.09.  Interest Elections...........................................22
SECTION 2.10.  Termination and Reduction of Commitments.....................23
SECTION 2.11.  Prepayment of Loans..........................................24
SECTION 2.12.  Fees.........................................................24
SECTION 2.13.  Interest.....................................................25
SECTION 2.14.  Alternate Rate of Interest...................................26
SECTION 2.15.  Increased Costs..............................................27
SECTION 2.16.  Break Funding Payments.......................................28
SECTION 2.17.  Taxes........................................................29
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs...30
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...............31
SECTION 2.20.  Designation of Borrowing Subsidiaries........................32

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers.........................................33
SECTION 3.02.  Authorization; Enforceability................................33
SECTION 3.03.  Governmental Approvals; No Conflicts.........................33
SECTION 3.04.  Financial Condition; No Material Adverse Change..............33
SECTION 3.05.  Properties...................................................34

                                                                   Contents, p.2


SECTION 3.06.  Litigation and Environmental Matters.........................34
SECTION 3.07.  Compliance with Laws and Agreements..........................34
SECTION 3.08.  Federal Reserve Regulations..................................34
SECTION 3.09.  Investment and Holding Company Status........................35
SECTION 3.10.  Taxes........................................................35
SECTION 3.11.  ERISA........................................................35
SECTION 3.12.  Disclosure...................................................35

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date...............................................36
SECTION 4.02.  Each Credit Event............................................37
SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary...........37

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information...................38
SECTION 5.02.  Notices of Material Events...................................39
SECTION 5.03.  Existence; Conduct of Business...............................39
SECTION 5.04.  Payment of Taxes.............................................39
SECTION 5.05.  Maintenance of Properties....................................40
SECTION 5.06.  Books and Records; Inspection Rights.........................40
SECTION 5.07.  Compliance with Laws.........................................40
SECTION 5.08.  Use of Proceeds..............................................40

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Liens........................................................40
SECTION 6.02.  Sale and Leaseback Transactions..............................41
SECTION 6.03.  Fundamental Changes..........................................42

                                   ARTICLE VII

                                Events of Default


                                  ARTICLE VIII

                            The Administrative Agent


                                   ARTICLE IX

                                    Guarantee

                                                                   Contents, p.3

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.  Notices.....................................................49
SECTION 10.02.  Waivers; Amendments.........................................49
SECTION 10.03.  Expenses; Indemnity; Damage Waiver..........................50
SECTION 10.04.  Successors and Assigns......................................51
SECTION 10.05.  Survival....................................................54
SECTION 10.06.  Counterparts; Integration; Effectiveness....................54
SECTION 10.07.  Severability................................................55
SECTION 10.08.  Right of Setoff.............................................55
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process..55
SECTION 10.10.  WAIVER OF JURY TRIAL........................................56
SECTION 10.11.  Headings....................................................56
SECTION 10.12.  Confidentiality.............................................56
SECTION 10.13.  Conversion of Currencies....................................57
SECTION 10.14.  Interest Rate Limitation....................................57
SECTION 10.15.  USA Patriot Act.............................................58


SCHEDULES:

Schedule 2.01       --  Lenders and Commitments
Schedule 2.18       --  Payment Instructions
Schedule 6.01       --  Liens


EXHIBITS:

Exhibit A-1       --   Form of Borrowing Subsidiary Agreement
Exhibit A-2       --   Form of Borrowing Subsidiary Termination
Exhibit B         --   Form of Assignment and Acceptance
Exhibit C         --   Form of Opinion of General Counsel of the Company
Exhibit D         --   Form of Promissory Note

                                    364-DAY CREDIT AGREEMENT dated as of June
                           30, 2004 (this "AGREEMENT"), among AUTOMATIC DATA PROCESSING, INC., a Delaware corporation (the "COMPANY"); the BORROWING SUBSIDIARIES from time to time party hereto (the Company and the Borrowing Subsidiaries being collectively called the "BORROWERS"); the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, as Administrative Agent.

                  The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of Commitments under which the Company and the Borrowing Subsidiaries may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the Exposures exceeding US$2,250,000,000. The Company has also requested the Lenders to provide (a) a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term Loans to the Borrowers and (b) a procedure under which the Borrowers may obtain Loans on an uncommitted basis from individual Lenders on terms to be negotiated at the time such Loans are requested. The proceeds of borrowings hereunder are to be used for general corporate purposes of the Borrowers and their subsidiaries.

                  The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder or any successor in such capacity.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGREEMENT CURRENCY" has the meaning assigned to such term in
Section 10.13(b).

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

                  "ATTRIBUTABLE DEBT" means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

                  "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER" means the Company or any Borrowing Subsidiary.

                  "BORROWING" means Loans (including Competitive Loans or Contract Loans) of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or Fixed Rate Loans, as to which a single Interest Period is in effect.

                  "BORROWING MINIMUM" means US$5,000,000.

                  "BORROWING MULTIPLE" means US$1,000,000.

                  "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

                  "BORROWING SUBSIDIARY" means any Subsidiary that has been designated as such pursuant to Section 2.20 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

                  "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

                  "BORROWING SUBSIDIARY TERMINATION" means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED, that when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in US Dollars in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans, or Contract Loans.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Loan Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.10 or pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the date hereof is US$2,250,000,000.

                  "COMPANY" has the meaning assigned to such term in the heading of this Agreement.

                  "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.05.

                  "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST" means a request for Competitive Bids in accordance with Section 2.05.

                  "COMPETITIVE BORROWING" means a Borrowing comprised of Competitive Loans.

                  "COMPETITIVE LOAN" means a Loan made pursuant to Section 2.05. Each Competitive Loan shall be a Eurocurrency Loan or a Fixed Rate Loan.

                  "COMPETITIVE LOAN EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

                  "CONSOLIDATED NET WORTH" means the shareholders' equity of the Company, determined on a consolidated basis in accordance with GAAP.

                  "CONTRACT LOAN" has the meaning assigned to such term in
Section 2.02(e).

                  "CONTRACT LOAN EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount of the outstanding Contract Loans of such Lender.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers or any of their Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by a Borrower from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, and (d) any withholding tax that is attributable to such Lender's failure to comply with
Section 2.17(e), except, in the case of clause (c) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.17 or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

                  "EXPOSURE" means, with respect to any Lender, such Lender's Revolving Loan Exposure, Competitive Loan Exposure and Contract Loan Exposure.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a

Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "FIXED RATE" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "FIXED RATE LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INTEREST ELECTION REQUEST" means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.09.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing, and (d) with respect to any Contract Loan, the date or dates agreed upon by the relevant Borrower and the applicable

Lender or, if no such dates shall have been agreed upon, the last day of each March, June, September and December.

                  "INTEREST PERIOD" means, (i) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect, (ii) with respect to any Fixed Rate Borrowing, the period (which shall not be more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request and (iii) with respect to any Contract Loan, the period commencing on the date of such Borrowing and ending on the date agreed upon by the relevant Borrower and the applicable Lender; PROVIDED that
(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "JPMCB" means JPMorgan Chase Bank and its successors.

                  "JUDGMENT CURRENCY" has the meaning assigned to such term in
Section 10.13(b).

                  "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in US Dollars (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall mean the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each promissory note delivered pursuant to this Agreement.

                  "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding US$250,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATERIAL SUBSIDIARY" means (a) any Subsidiary that is a Borrower, (b) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (c) any other Subsidiary (i) the revenues of which for the most recent period of four fiscal quarters of the Company for which audited financial statements have been delivered pursuant to Section 5.01 were greater than 10% of the Company's consolidated revenues for such period or (ii) the assets of which as of the end of such period were greater than 10% of the Company's consolidated assets as of such date; PROVIDED that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Company's consolidated revenues for such period or 10% of the Company's consolidated assets as of the end of such period, the Company shall (or, in the event the Company has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements.

                  "MATURITY DATE" means the Termination Date or any later date to which the Maturity Date shall have been extended pursuant to Section 2.08(f).

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "OBLIGATIONS" means the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents.

                  "OTHER TAXES" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  " PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "PERMITTED ENCUMBRANCES" means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)      judgment liens; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any of the Borrowers or any of their Subsidiaries;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any of the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "QUOTATION DAY" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in US Dollars for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "REGISTER" has the meaning set forth in Section 10.04.

                  "RELATED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having unused Commitments and Revolving Loan Exposures representing more than 50% of the aggregate total unused Commitments and Revolving Loan Exposures; PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to
Article VII or the Commitments expire or terminate, the outstanding Competitive Loans and Contract Loans of the Lenders shall be included in their respective Revolving Loan Exposures in determining the Required Lenders.

                  "REVOLVING BORROWING" means a Borrowing comprised of Revolving Loans.

                  "REVOLVING LOAN" means a Loan made by a Lender pursuant to
Section 2.01. Each Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

                  "REVOLVING LOAN EXPOSURE" means, at any time, the aggregate principal amount of the Revolving Loans outstanding at such time. The Revolving Loan Exposure of any Lender at any time shall be such Lender's Percentage of the total Revolving Loan Exposure at such time.

                  "SALE AND LEASEBACK TRANSACTION" means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  "STATUTORY RESERVES" means any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in US Dollars or by reference to which interest rates applicable to Loans are determined.

                  "SUBSIDIARY" means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

                  "SUBSIDIARY" means any subsidiary of the Company.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERMINATION DATE" means June 29, 2005.

                  "TRANSACTIONS" means the execution, delivery and performance by the Company and the other Borrowers of the Loan Documents and the borrowing of Loans hereunder and the use of the proceeds thereof.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate, or a Fixed Rate.

                  "US DOLLARS" or "US $" means the lawful money of the United States of America.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a " Eurocurrency Borrowing") or by Class and Type (E.G., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and the Borrowing Subsidiaries from time to time during the Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Loan Exposure exceeding its Commitment or (ii) the aggregate Exposures exceeding the aggregate Commitments.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.05. Each Contract Loan shall be made in accordance with the procedures set forth in paragraph (e) below. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans as the applicable Borrower may request in accordance herewith and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans, as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); PROVIDED that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Borrowing (other than a Borrowing comprised of Competitive Loans or Contract Loans), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; PROVIDED that an ABR Borrowing may be made in an aggregate amount that is equal to the aggregate available Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of five Eurocurrency Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  (e) At any time, any Borrower and any Lender may agree that such Lender will make a Loan (a "CONTRACT LOAN") to the Borrower denominated in US Dollars, and bearing interest at an agreed upon rate, for an interest period to be agreed upon and upon such other terms as the applicable Borrower and Lender may agree (it being understood that a Contract Loan shall not be required to be in any particular minimum amount); PROVIDED, that, (i) after giving effect to the making of any such Contract Loan, the aggregate Exposures shall not exceed the aggregate Commitments and (ii) no such Loan shall be a Contract Loan unless the relevant Borrower and the applicable Lender expressly agree at the time such Loan is made, and notify the Administrative Agent, that such Loan shall be a Contract Loan for purposes of this Agreement. If the applicable Borrower and Lender shall, after any Contract Loan is made, agree that such Contract Loan shall no longer be a Contract Loan hereunder and shall notify the Administrative Agent of such agreement, such Loan shall, as of the date of such agreement, cease to be a Contract Loan or to be entitled to any further benefits under this Agreement. Contract Loans shall be deemed Loans for all purposes under this Agreement. Each Borrower and Lender shall promptly notify the Administrative Agent of (i) the date, principal amount, maturity, interest rate, Interest Period and Interest Payment Dates of each Contract Loan made by or to such Lender to such Borrower and (ii) the date and amount of any repayment or prepayment of any such Contract Loan.

                  SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by telephone

(a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

                  (ii) the aggregate principal amount of the requested
         Borrowing;

                  (iii) the date of the requested Borrowing, which shall be a Business Day;

                  (iv) the Type of the requested Borrowing;

                  (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

                  SECTION 2.04. [Intentionally Omitted]

                  SECTION 2.05. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids for Competitive Loans in US Dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the aggregate Exposures at any time shall not exceed the aggregate Commitments. To request Competitive Bids, the Company or the applicable Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Competitive Borrowing and
(ii) in the case of a Fixed Rate Borrowing not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Competitive Borrowing. Not more than three Competitive Bid Requests may be submitted on the same day. Each telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower requesting the Competitive Bid and the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the date of the proposed Competitive Borrowing. Competitive Bids that do not conform to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the applicable Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Competitive Borrowing; PROVIDED that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request and (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid; PROVIDED FURTHER that in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent or one of its Affiliates shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.06. [Intentionally Omitted]

                  SECTION 2.07. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan (other than a Contract Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Administrative Agent (or another account specified by such Borrower in the applicable Borrowing Request) in New York City. Each Lender shall make each Contract Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by the time and to the account agreed upon by the relevant Borrower and the applicable Lender.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, and the Administrative Agent has made an amount corresponding to such share available to such Borrower, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Administrative Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Administrative Agent pursuant to this paragraph.

                  SECTION 2.08. REPAYMENT OF BORROWINGS; EVIDENCE OF DEBT; EXTENSION OF MATURITY DATE. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders (i) the then unpaid principal amount of the Loans comprising each Borrowing of such Borrower on the Maturity Date and (ii) the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable thereto. Each Borrower hereby unconditionally promises to pay to the applicable Lender the then unpaid principal amount of each Contract Loan on the date or dates agreed by such Borrower and such Lender.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the obligations of each Borrower to such Lender resulting from the Loans made by such Lender.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Borrowing made hereunder, the Class and Type thereof and the Interest Period applicable thereto and (ii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to it in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note if it is the policy of such Lender to obtain promissory notes in transactions comparable to those provided for herein or if has another business reason for requesting such a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit D hereto. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  (f) Each Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 45 days and not more than 60 days prior to the Termination Date, extend the Maturity Date to a date not later than the first anniversary of the Termination Date; PROVIDED, that any such extension of the Maturity Date shall be subject to the satisfaction, on and as of the Termination Date, of the following conditions:

                  (i) The representations and warranties of the Borrowers set forth herein shall be true and correct on and as of the Termination Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

                  (ii) Immediately before and after the Termination Date, no Default shall have occurred and be continuing.

An extension of the Maturity Date as set forth herein shall be deemed to constitute a representation and warranty by each Borrower on and as of the Termination Date as to the matters specified in paragraphs (i) and (ii) of this
Section 2.08(f). Loans repaid or prepaid after the Termination Date may not be reborrowed.

                  SECTION 2.09. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. After the initial Revolving Borrowings, the Borrowers may elect to convert and continue such Revolving Borrowings to or as other Revolving Borrowings as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowings and any Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section, no Borrowing may be converted into or continued as a Borrowing with an Interest Period ending after the Maturity Date. This Section shall not apply to Competitive Loans or to Contract Loans, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by telephone in the case of an election that would result in a Borrowing, by the time and date that a Borrowing Request would be required under
Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d).

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether a Eurocurrency Borrowing or an ABR Borrowing is elected; and

                  (iv) in the case of an election of a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; PROVIDED that no Eurocurrency Borrowing may be elected with an Interest Period that would extend after the Maturity Date.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing.

                  (f) The conversion or continuation of any Borrowing shall not constitute a repayment of amounts outstanding or a new advance of funds hereunder.

                  SECTION 2.10. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Revolving Loan Exposure of any Lender would exceed its Commitment or the aggregate Exposures would exceed the aggregate Commitments.

                  (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.11. PREPAYMENT OF LOANS. (a) Any Borrower, or the Company on behalf of any Borrower, shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; PROVIDED, that, unless the applicable Borrowers and Lenders shall have otherwise agreed at the time such Loans were made, Competitive Loans or Contract Loans may be prepaid only with the consent of the Lenders making such Loans.

                  (b) If the aggregate Exposures shall exceed the aggregate Commitments, then (i) on the last day of any Interest Period for any Eurocurrency Borrowing, and (ii) on any other date in the event ABR Borrowings shall be outstanding, the applicable Borrowers shall prepay Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable.

                  (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

                  (d) The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment and (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.10(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

                  SECTION 2.12. FEES. (a) The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee, which shall accrue at the rate of 0.030% per annum on the daily amount of the sum of such Lender's Commitment (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Exposure to but excluding the date on which such Lender ceases to have any such Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) For each day on which the aggregate Exposures shall exceed 50% of the aggregate Commitments, and for each day after the Termination Date on which the Lenders have any Exposures, a utilization fee, which shall accrue at a rate of 0.050% per annum, shall be paid to each Lender, through the Administrative Agent, by the Company and/or Borrowing Subsidiaries in US Dollars on such Lender's Percentage of the aggregate Exposures. The accrued utilization fees, if any, shall be payable in arrears on the last day of each March, June, September and December and on the Maturity Date. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest (i) prior to the Termination Date, at the Alternate Base Rate and (ii) on and after the Termination Date, at the Alternate Base Rate plus 0.125% per annum.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Revolving Borrowing, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (A) prior to the Termination Date, 0.120% per annum and (B) on and after the Termination Date, 0.245% per annum, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Each Contract Loan shall bear interest at a rate per annum agreed upon between the applicable Borrower and Lender.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of any other amount payable, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) above.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (f) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Borrowing shall be ineffective.

                  SECTION 2.15. INCREASED COSTS. (a) If any Change in Law or the applicability of any Statutory Reserves shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the other Borrowers to pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay or cause the other Borrowers to pay to such Lender , as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Each Lender shall determine the amount or amounts necessary to compensate such Lender or such Lender's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the other Borrowers to pay to such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

                  SECTION 2.17. TAXES. (a) Any and all payments by or on account of any Borrower in respect of any Obligation hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The relevant Borrower shall indemnify the Administrative Agent and each Lender, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender, or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; PROVIDED that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation.

                  SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) Except as agreed by the relevant Borrower and the applicable Lenders with respect to Contract Loans, each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time (or any other applicable time agreed by the relevant Borrower and the applicable Lenders with respect to Contract Loans) on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 2.18 for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company and the applicable Borrower; PROVIDED that payments to the applicable Lenders in respect of Contract Loans and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrowers will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and no Borrower will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly, in accordance with customary banking practices, following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

                  (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their Loans and accrued interest thereon; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Any purchaser of a participation under this paragraph shall have the benefit of Sections 2.15, 2.16 and 2.17 with respect to the participation purchased, but shall not be deemed by virtue of such purchase to have extended any Commitment that it had not extended prior to such purchase.

                  (c) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due for the account of all or certain of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders , as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

                  (d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to this Agreement, then the Administrative may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall consult with the Company regarding any actions that could be taken to reduce amounts payable under such Sections and the costs of taking such actions and shall, at the request of the Company following such consultations, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                  SECTION 2.20. DESIGNATION OF BORROWING SUBSIDIARIES. The Company may at any time and from time to time designate any Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, PROVIDED that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Company and each other Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. The Company and each of the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Company's and each other Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each other Borrower and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

                  SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended June 30, 2003 (the "ANNUAL FINANCIAL STATEMENTS"), reported on by Deloitte & Touche, independent public accountants, certified by its chief financial officer and its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal quarters ended September 30, 2003, December 31, 2003 and March 31, 2004 (together, the "QUARTERLY FINANCIAL STATEMENTS"), certified by one of its Financial Officers. The Annual Financial Statements and the Quarterly Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to, in the case of the Quarterly Financial Statements, normal year-end adjustments and the absence of footnotes.

                  (b) Since March 31, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

                  SECTION 3.05. PROPERTIES. The Company and each Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company and its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company and the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. The Company and each Material Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. FEDERAL RESERVE REGULATIONS. (a) Neither any Borrower nor any Subsidiary is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U).

                  (b) No part of the proceeds of any Loan has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (as defined in Regulation U of the Board) or to refinance Indebtedness originally incurred for such purpose, or in any manner or for any purpose that has resulted or will result in a violation of Regulation U or X of the Board.

                  SECTION 3.09. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrowers nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.10. TAXES. The Company and the Material Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$100,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$100,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.12. DISCLOSURE. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of James B. Benson, Esq., General Counsel of the Company, substantially in the form of Exhibit C, and covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02 (without giving effect to the parenthetical in such paragraph (a)).

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

                  (f) The commitments under the Company's Amended and Restated 364-Day Credit Agreement dated as of September 30, 2003 shall have been or shall simultaneously be terminated and the principal of and interest accrued on all loans outstanding thereunder and all fees and other amounts accrued or owing thereunder shall have been or shall simultaneously be paid in full.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 30, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrowers set forth in this Agreement (other than the representations set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  SECTION 4.03. INITIAL CREDIT EVENT FOR EACH BORROWING SUBSIDIARY. The obligation of each Lender to make Loans to at the request of any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement of such Borrowing Subsidiary duly executed by all parties thereto.

                  (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent:

                  (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Reports required to be delivered pursuant to subsections (a), (b) and (d) of this Section 5.01 shall be deemed to have been delivered on the date on which the Company posts such reports on the Company's website on the Internet at the website address listed on the signature pages hereof or when such report is posted on the SEC's website at www.sec.gov; PROVIDED that the Company shall deliver paper copies of the reports referred to in subsection (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests the Company to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall promptly make available to each Lender a copy of the certificate to be delivered pursuant to subsection (c) of this Section 5.01 by posting such certificate on IntraLinks or by other similar means.

                  SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice (in any case within 5 Business Days) of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each other Borrower to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. PAYMENT OF TAXES. The Company will, and will cause each Material Subsidiary to, pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. MAINTENANCE OF PROPERTIES. The Company will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers.

                  SECTION 5.07. COMPLIANCE WITH LAWS. The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, but not limited to, ERISA and environmental laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry Margin Stock (as defined in Regulation U of the Board) or to refinance Indebtedness originally incurred for such purpose, or in any manner or for any purpose that will result in a violation of Regulation U or X of the Board.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; PROVIDED that (i) such Lien shall not apply to any other property or asset of any of the Borrowers or any of their Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

                  (e) Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company and the Subsidiaries; and

                  (f) other Liens not expressly permitted by clauses (a) through
         (d) above; PROVIDED that the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under this clause
         (f) and (ii) the Attributable Debt permitted by Section 6.02(b) does not at any time exceed 25% of Consolidated Net Worth.

                  SECTION 6.02. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction except:

                  (a) Sale and Leaseback Transactions to which the Borrower or any Subsidiary is a party as of the date hereof; and

                  (b) other Sale and Leaseback Transactions; PROVIDED that the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.01(f) and (ii) the aggregate Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b) does not at any time exceed 25% of Consolidated Net Worth.

                  SECTION 6.03. FUNDAMENTAL CHANGES. Neither the Company nor any other Borrower will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result from such transaction, the Company or any Borrower may merge or consolidate with any Person if (a) the Company or such Borrower, as the case may be, is the surviving Person or (b) the surviving Person (i) is organized under the laws of The United States of America or, in the case of a merger or consolidation of a Borrower other than the Company, the jurisdiction of organization of such Borrower, and (ii) assumes in writing all of the Company's or such Borrower's obligations under this Agreement pursuant to documentation reasonably satisfactory to the Administrative Agent, such satisfaction to be based solely upon the validity and enforceability of the assumption contained in such documentation.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Company or any other Borrower shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Company or any other Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
         5.03 (with respect to the Company's or such Borrower's existence) or
         5.08 or in Article VI;

                  (e) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) the Company or any Subsidiary shall default in the payment of any Material Indebtedness when and as due, or any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity; PROVIDED, that if the maturity of any Material Indebtedness of a Person acquired directly or indirectly by the Company after the date hereof shall be accelerated by reason of such acquisition, no Event of Default under this paragraph (f) shall be deemed to have occurred with respect to such Material Indebtedness so long as such acceleration shall have been rescinded, or such Material Indebtedness shall have been repaid, within five Business Days following the date of such acceleration;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (i) the Company or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any of the Borrowers described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, the Person named in the heading of this Agreement is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and by the Borrowers with respect to clause (c) below, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrowers or any of their Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their Subsidiaries that is communicated to or obtained by the institution serving as the Administrative or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower (in which case the Administrative Agent shall give written notice to each other Lender), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company or any other Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company or any other Borrower; PROVIDED that no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent, and any of its Related Parties or any of their respective directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  None of the Lenders identified on the facing page or signature pages of this Agreement or elsewhere herein as a "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

                                   ARTICLE IX

                                    GUARANTEE

                  In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

                  The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or
(e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

                  The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or Lender to any balance of any deposit account or credit on the books of the Administrative Agent or Lender in favor of any Borrower or any other Person.

                  The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

                  The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or Lender, forthwith pay, or cause to be paid, to the Administrative Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.

                  Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Administrative Agent and the Lenders.

                  Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any Borrower, to Automatic Data Processing, Inc., One ADP Boulevard, MS #420, Roseland, NJ 07068-1728, Attention of Treasurer (Telecopy No. 973-974-3320), with a copy to Automatic Data Processing, Inc., One ADP Boulevard, MS #450, Roseland, NJ 07068-1728, Attention of General Counsel (Telecopy No. 973-974-3324);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, Floor 10, Houston, TX 77002, Attention of Maria Giannavola (Telecopy No. 713-750-2878), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10019, Attention of Tracey Ewing (Telecopy No. 212-270-4584); and

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or in the case of a Lender, to the Administrative Agent and the Borrowers. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (provided that nothing shall limit the right of each Borrower to extend the Maturity Date pursuant to Section 2.08(f) without the consent of any Lender), (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being understood that the addition of new tranches of loans or commitments that may be extended under this Agreement shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (except, in each case, to provide for new tranches of loans or commitments that may be extended under this Agreement) or (vi) release the Company from, or limit or condition, its obligations under Article IX, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

                  SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and such Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the

Administrative Agent or any Lender, in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, liabilities, out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing hereunder are applied or proposed to be applied, directly or indirectly, by any of the Borrowers or their Subsidiaries, (ii) any Loan or the use of the proceeds therefrom or (iii) the execution, delivery or performance by any of the Borrowers and their Subsidiaries of the Loan Documents, or any actions or omissions of a Borrower or any of its Subsidiaries in connection therewith; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

                  SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to
it); PROVIDED that (i) (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender, the Company (so long as no Event of Default has occurred and has been continuing for 30 days) and (B) the Administrative Agent must give their prior written consent to such assignment (which consents referred to in (A) and (B) shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and outstanding Loans, the US Dollar Equivalent of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default referred to in clause (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been made in compliance with this Agreement as provided in this paragraph.

                  (e) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant so provides and is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 10.03 and 10.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

                  SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this

Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. CONFIDENTIALITY. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds' directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Borrowers under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or Lender is aware or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or Lender is aware. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 10.14. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate shall have been received by such Lender.

                  SECTION 10.15. USA PATRIOT ACT. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       AUTOMATIC DATA PROCESSING, INC.,


                                       by /s/ Raymond Colotti
                                          ----------------------------------
                                          Name:  Raymond Colotti
                                          Title: Corporate VP and Treasurer

                                       JPMORGAN CHASE BANK,
                                       individually and as Administrative Agent,


                                       by /s/ Tracey Navin Ewing
                                          ------------------------------
                                          Name:  Tracey Navin Ewing
                                          Title: Vice President

                                                           SIGNATURE PAGE TO THE
                                                 AUTOMATIC DATA PROCESSING, INC.
                                                        364-DAY CREDIT AGREEMENT
                                                       DATED AS OF JUNE 30, 2004



              Name of Institution:


                                       ABN AMRO BANK N.V.


                                       by /s/ Terrence J. Ward
                                          ------------------------------
                                          Name:  Terrence J. Ward
                                          Title: Senior Vice President



                                       by(1) /s/ Peter J. Hallan
                                             ------------------------------
                                             Name:  Peter J. Hallan
                                             Title: Vice President





              Name of Institution:

                                       BANCA DI ROMA - NEW YORK BRANCH


                                       by /s/ Alessandro Paoli
                                          ------------------------------
                                          Name:  Alessandro Paoli
                                          Title: Vice President


                                       by(1) /s/ Claudio Perna
                                             ------------------------------
                                             Name:  Claudio Perna
                                             Title: Executive Vice President






----------
(1) The second signature block is for the use of those Lenders that require two signatures.

              Name of Institution:


                                       BANK OF AMERICA, N.A.


                                       by /s/ Bryan A. Smith
                                          ------------------------------
                                          Name:  Bryan A. Smith
                                          Title: Vice President




              Name of Institution:

                                       BANK OF MONTREAL


                                       by /s/ Joseph W. Linder
                                          ------------------------------
                                          Name:  Joseph W. Linder
                                          Title: Vice President




              Name of Institution:

                                       BARCLAYS BANK PLC


                                       by /s/ John Giannone
                                          ------------------------------
                                          Name:  John Giannone
                                          Title: Director

              Name of Institution:


                                       BNP PARIBAS


                                       by /s/ Jerome d'Humieres
                                          ------------------------------
                                          Name:  Jerome d'Humieres
                                          Title: Vice President



                                       by(1) /s/ Richard Pace
                                             ------------------------------
                                             Name:  Richard Pace
                                             Title: Managing Director




              Name of Institution:

                                       CITICORP USA, INC.


                                       by /s/ William Martens
                                          ------------------------------
                                          Name:  William Martens
                                          Title: Vice President




              Name of Institution:


                                       DEUTSCHE BANK AG - NEW YORK BRANCH


                                       by /s/ William W. McGinty
                                          ------------------------------
                                          Name:  William W. McGinty
                                          Title: Director



                                       by(1) /s/ Deepak Menghrajani
                                             ------------------------------
                                             Name:  Deepak Menghrajani
                                             Title: Vice President




----------
(1) The second signature block is for the use of those Lenders that require two signatures.

              Name of Institution:


                                       HSBC BANK USA


                                       by /s/ David Wagstaff
                                          ------------------------------
                                          Name:  David Wagstaff
                                          Title: Senior Vice President




              Name of Institution:

                                       ING LUXEMBOURG SA


                                       by /s/ Vincent Vermeire
                                          ------------------------------
                                          Name:  Vincent Vermeire
                                          Title: Head of Corporate and
                                                 Institutional Banking


                                       by(1) /s/ Yves Verhulst
                                             ------------------------------
                                             Name:  Yves Verhulst
                                             Title: Manager Corporate and
                                                    Institutional Banking




              Name of Institution:

                                       KEYBANK NATIONAL ASSOCIATION


                                       by /s/ Jeff Kalinowski
                                          ------------------------------
                                          Name:  Jeff Kalinowski
                                          Title: Vice President





----------
(1) The second signature block is for the use of those Lenders that require two signatures.

              Name of Institution:


                                       THE NORTHERN TRUST COMPANY


                                       by /s/ Chris McKean
                                          ------------------------------
                                          Name:  Chris McKean
                                          Title: Vice President




              Name of Institution:

                                       PNC BANK, NATIONAL ASSOCIATION


                                       by /s/ Michael Nardo
                                          ------------------------------
                                          Name:  Michael Nardo
                                          Title: Managing Director




              Name of Institution:

                                       ROYAL BANK OF CANADA


                                       by /s/ Suzanne Kaicher
                                          ------------------------------
                                          Name:  Suzanne Kaicher
                                          Title: Attorney-in-Fact

              Name of Institution:


                                       SAN PAOLO IMI S.p.A.


                                       by /s/ Carlo Persico
                                          ------------------------------
                                          Name:  Carlo Persico
                                          Title: C.E.O.L for the Americas



                                       by(1) /s/ Luca Sacchi
                                             ------------------------------
                                             Name:  Luca Sacchi
                                             Title: Vice Pfesident




              Name of Institution:

                                       SOCIETE GENERALE


                                       by /s/ Ambrish D. Thanawala
                                          ------------------------------
                                          Name:  Ambrish D. Thanawala
                                          Title: Director




              Name of Institution:

                                       SUN TRUST BANK


                                       by /s/ Jack Mackmull
                                          ------------------------------
                                          Name:  Jack Mackmull
                                          Title: Director





----------
(1) The second signature block is for the use of those Lenders that require two signatures.

              Name of Institution:

                                       UNION BANK OF CALIFORNIA, N.A.


                                       by /s/ Clifford F. Cho
                                          ------------------------------
                                          Name:  Clifford F. Cho
                                          Title: Assistant Vice President




              Name of Institution:

                                       US BANK NATIONAL ASSOCIATION


                                       by /s/ Gregory L. Dryden
                                          ------------------------------
                                          Name:  Gregory L. Dryden
                                          Title: Senior Vice President




              Name of Institution:

                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       by /s/ Karin E. Samuel
                                          ------------------------------
                                          Name:  Karin E. Samuel
                                          Title: Vice President




              Name of Institution:

                                       WELLS FARGO BANK, N.A.


                                       by /s/ Peter M. Angelica
                                          ------------------------------
                                          Name:  Peter M. Angelica
                                          Title: Vice President